Exhibit 10.10

FIRST AMENDMENT TO
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 18, 2015, is entered into by and between KEY TECHNOLOGY, INC., an Oregon corporation, as borrower (“Borrower”), and PNC BANK, NATIONAL ASSOCIATION, as lender (“Lender”), with reference to the following facts:
RECITALS
A.The parties to this Amendment have entered into a Revolving Credit, Term Loan and Security Agreement, dated as of July 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Lender provides certain credit facilities to Borrower;
B.Borrower owns 100% of the issued and outstanding Equity Interests of Key Technology B.V., a company organized under the laws of the Netherlands (“Key BV”);
C.Borrower has requested that certain provisions of the Credit Agreement be amended, among other things, to allow Lender to issue standby Letters of Credit for the account of Key BV; and
D.Lender is willing to make such amendments to the Credit Agreement, in accordance with, and subject to the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used in this Amendment (including in the Recitals hereto) without definition shall have the respective meanings assigned to such terms in the Credit Agreement.
2.Amendment to Section 1.2 (Definitions). Section 1.2 of the Credit Agreement is hereby amended by adding the following new terms in their proper alphabetical order:

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Permitted Foreign Currency, the equivalent amount thereof in Dollars as determined by Lender at a location of its choosing at such time on the basis of the then-prevailing rate of exchange for sales of the Permitted Foreign Currency for transfer to the country issuing such Permitted Foreign Currency.

“Permitted Foreign Currency” means the lawful money of (a) the United Kingdom of Great Britain and Northern Ireland, (b) the European Union, as adopted by the European Council at its meeting in Madrid, Spain on December 15 and 16, 1995 and (c) Australia.

“Key BV” means Key Technology B.V., a company organized under the laws of the Netherlands.
3.Amendment to Section 2.2(b) (Procedures for Selection of Applicable Interest Rates for All Advances). Section 2.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    Notwithstanding the provisions of subsection (a) above, in the event Borrower desires to obtain a LIBOR Rate Loan for any Advance, Borrower shall give Lender written notice by no later than 1:00 p.m. on the day which is three (3) Business Days prior to the date such LIBOR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for LIBOR Rate Loans shall be for one, two, or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No LIBOR Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default. After giving effect to each requested LIBOR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than five (5) LIBOR Rate Loans, in the aggregate.”
4.Amendment to Section 2.11(a) (Letters of Credit). Section 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows (changes to original text are indicated in bold):
“(a) Subject to the terms and conditions hereof, Lender shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars or a Permitted Foreign Currency, (“Letters of Credit”) for the account of Borrower (or subject to Section 2.15, for the account of Key BV) except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the Dollar Equivalent of the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iii) the Dollar Equivalent of the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)(iii)). The Dollar Equivalent of the Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).”
5.Amendment to Section 2.15 (Letters of Credit for the Account of Key BV). Section 2.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“2.15. Letters of Credit for the Account of Key BV. Borrower may request or cause Lender to issue or cause the issuance of standby Letters of Credit for the account of Key BV so long as (i) Borrower is an applicant or co-applicant therefor, (ii) Borrower is fully liable for any and all Reimbursement Obligations arising from such Letters of Credit, which liability is absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the related Letter of Credit Applications, (iii) any such request for a Letter of Credit for the account of Key BV otherwise complies with the provisions of this

Agreement, and (iv) except as otherwise specifically set forth in this Section 2.15, all of the other terms and conditions applicable to all other Letters of Credit requested by Borrower shall be identical to the terms and conditions applicable to Letters of Credit requested for the account of Key BV. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Key BV inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiary.”
6.Amendment to Sections 3.2(a) and (b) (Letters of Credit Fees). Sections 3.2(a) and (b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows (changes to original text are indicated in bold):
“(a)     Borrower shall pay (x) to Lender, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the Dollar Equivalent of the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of LIBOR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to Lender, a fronting fee of one quarter of one percent (0.25%) per annum times the Dollar Equivalent of the average daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (all of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrower shall pay to Lender any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Lender and Borrower Representative in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Lender’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Lender (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.
(b) At any time following the occurrence of an Event of Default, at the option of Lender (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.20), Borrower will cause cash to be deposited and maintained in an account with Lender, as cash collateral, in an amount equal to one hundred and five percent (105%) (or 115% in the case of Letters of Credit denominated in a Foreign Currency) of the Dollar Equivalent of the Maximum Undrawn Amount of all outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Lender, in its discretion, on Borrower’s behalf and in Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into Lender’s possession at any time. Lender may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Lender and Borrower mutually agree

(or, in the absence of such agreement, as Lender may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Lender may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Lender shall have no obligation (and Borrower hereby waives any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Lender. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrower hereby assigns, pledges and grants to, Lender and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrower in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrower agrees that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Lender may use such cash collateral to pay and satisfy such Obligations.”
7.Condition Precedent. The effectiveness of this Amendment shall be subject to Agent’s receipt of:
A.Amendment. This Amendment, duly executed by Borrower and PNC, as of the date hereof;
B.Reaffirmation of Guarantor. A Reaffirmation of Guaranty, in form and substance reasonably acceptable to Lender, duly executed by the Guarantor;
C.Amendment to Deed of Trust. The First Amendment to Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, in form and substance reasonably acceptable to Lender, duly executed by Borrower; and
D.Representations and Warranties. The representations and warranties set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).
8.Miscellaneous.
A.Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or in any Other Document and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Agreement, the Other Documents or any related agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, other than representations and warranties relating to a specific earlier date, and in such case such representations and warranties are true and correct in all material respects as of such earlier date.
B.Authority. Each Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder and under the Other Documents (as amended or modified hereby). This Amendment has been duly executed and delivered such Person, and this Amendment constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (a) are within such Person’s corporate, limited liability company or limited partnership powers (as applicable), have been duly authorized by all necessary company or partnership (as applicable) action, are not in contravention of law or the terms of such Person’s operating agreement, bylaws, partnership agreement, certificate of formation, articles of incorporation or other applicable documents relating to such Person’s formation or to the conduct of such Person’s business or of any material agreement or undertaking to which such Person is a party or by which such Person is bound, (b) will not, in any material respect, conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents which have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect or except those which the failure to have obtained would not have, or could not reasonably be expected to have a Material Adverse Effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Loan Party under the provisions of any material agreement, charter document, operating agreement or other instrument to which any Borrower or Guarantor is a party or by which it or its property is a party or by which it may be bound.
C.No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.
D.References to the Credit Agreement. The Credit Agreement, each of the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended by this Amendment.
E.Credit Agreement Remains in Effect. The Credit Agreement and the Other Documents remain in full force and effect and Borrower ratifies and confirms its agreements and covenants contained therein. Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.
F.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Lender to modify any of their respective rights and remedies under the Other Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.
G.Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
H.Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
I.Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

J.Expenses of Lender. Borrower agrees to pay on demand all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the costs and fees of Lender’s legal counsel.
K.NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWER:

KEY TECHNOLOGY, INC.,
an Oregon corporation, as Borrower

By:     /s/ Jeffrey T. Siegal
Name:     Jeffrey T. Siegal
Title:     Senior Vice President and Chief Financial Officer

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:     /s/ Mark Tito
Name:    Mark Tito
Title:    Vice President

REAFFIRMATION OF GUARANTY
The undersigned has executed a Guaranty and Suretyship Agreement, dated as of July 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Lender with respect to the Borrower’s Obligations. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: (i) the Guaranty remains in full force and effect; (ii) nothing in the Guaranty obligates Lender to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of the Guaranty; and (iii) no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.
GUARANTOR:

KEY TECHNOLOGY HOLDINGS USA LLC,
an Oregon limited liability company

By:     /s/ John J. Ehren
Name:     John J. Ehren
Title:     President and CEO